Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

April 5, 2006

Duke Energy Corporation

526 South Church Street

Charlotte, North Carolina 28202

Re:	Duke Energy Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Duke Energy Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 15,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Company’s InvestorDirect Choice Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan; (ii) the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (v) the By-Laws of the Company, as amended to date and

Duke Energy Corporation

April 5, 2006

currently in effect; and (vi) certain resolutions of the Board of Directors of the Company authorizing the Registration Statement with respect to the Common Stock to be issued under the Plan. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act and (ii) shares of Common Stock have been issued and delivered by the Company and the entire amount of consideration therefor has been received in full by the Company, in each case in accordance with the terms of the Plan, the issuance of such shares of the Common Stock will have been duly authorized, and such shares of the Common Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Certain Legal Matters” in the Registration Statement. In giving these consents, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Skadden, Arps, Slate, Meagher & Flom LLP